As filed with the Securities and Exchange Commission on December 18, 1995
                                        Registration No. 33-----

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                                CACHE, INC.
     (Exact name of registrant as specified in its charter)

      Florida                                     59-1588181
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification No.)

  1460 Broadway, New York, New York                 10036
(Address of Principal Executive Offices)          (Zip Code)

                          CACHE, INC.
        1994 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
                    (Full Title of the Plan)

                         Andrew M. Saul
                     Chairman of the Board
                          CACHE, INC.
                         1460 Broadway
                    New York, New York 10036
                         (212) 840-4242
   (Name, Address and Telephone Number of Agent for Service)

               Please send copies of all communications to:

                                Andre Weiss
                           Schulte Roth & Zabel
                             900 Third Avenue
                         New York, New York  10022

                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------
|             |            |  Proposed |   Proposed  |               |
|  Title of   | Amount to  |  Maximum  |   Maximum   |  Amount of    |
| Securities  |     be     |  Offering |   Aggregate | Registration  |
|   to be     | Registered |  Price per|   Offering  |     Fee       |
| Registered  |            |  Unit (1) |   Price (1) |               |
| -------------------------------------------------------------------|
|Common Stock,|            |           |             |               |
|par value    | 600,000    |           |             |               |
|$.01 per     | shares     |  $3.78    |$2,269,687.50|    $782.65    |
|share        |            |           |             |               |
----------------------------------------------------------------------

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the
  "Securities Act"), based, in part, upon the price at which the options granted to date may be exercised, and, in part, upon the average of the high and low prices of the Common Stock reported in the consolidated reporting system as of December 13, 1995.

                             EXPLANATORY NOTE

          Pursuant to Rule 428(b)(1) under the Securities Act, an information statement will be distributed to holders of options granted under the 1994 Stock Option and Performance Incentive Plan (the "1994 Plan"). The information statement and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of the Securities Act.


          Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of common stock, par value $.01 per share, of Cache, Inc. (the "Common Stock") to be acquired pursuant to the 1994 Plan.

                                CACHE, INC.

FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION REQUIRED BY
                            PART I OF FORM S-3


     Form S-3 Item Number                     Location/Heading in Prospectus

     1.  Forepart of Registration Statement   Cover Page
     and Outside Front Cover Page of
     Prospectus

     2.  Inside Front and Outside Back Cover  Available Information;
     Page of Prospectus                       Incorporation of Certain
                                              Information by Reference

     3.  Summary Information, Risk Factors    Not Applicable
     and Ratio of Earnings to Fixed Charges

     4.  Use of Proceeds                      Not Applicable

     5.  Determination of Offering Price      Not Applicable

     6.  Dilution                             Not Applicable

     7.  Selling Security Holders             Registered Stockholders

     8.  Plan of Distribution                 Plan of Distribution

     9.  Description of Securities to be      Not Applicable
     Registered

     10.  Interests of Named Experts and      Experts; Legal Matters
     Counsel

     11.  Material Changes                    Not Applicable

     12.  Incorporation of Certain            Documents Incorporated
     Information                              by Reference

     13.  Disclosure of Commission Position   Indemnification
     on Indemnification for Securities Act
                   Liabilities

                     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.  Incorporation of Documents By Reference.

          The following documents which have been or will in the future be filed by Cache, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), which contains certified financial statements for the Company's fiscal year ended December 31, 1994.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, 1995, July 1, 1995 and September 30, 1995, and the Company's amendment to its Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 1995 on Form 10-Q/A, dated September 26, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          3. The Company's Current Report on Form 8-K dated September 13, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          4. The Company's Proxy Statement for its Annual Meeting of Shareholders held on June 13, 1995, filed pursuant to Section 14 of the Exchange Act.

          5.        The description of the Company's Common Stock contained in
Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 15, 1982 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

               Item 4.  Description of Securities.

               Not Applicable.

               Item 5.   Interests of Named Experts and Counsel.

               Not Applicable.

               Item 6.   Indemnification of Directors and Officers.

Limitation of Directors' Liability.

          Article VIII of the Company's Articles of Incorporation, as amended, provides that the Company shall, to the extent permitted by law,
(a) indemnify and hold harmless each person serving as a director or officer of the Company or, at the request of the Company, as a director or officer of any other corporation, against any claim or liability arising from service in such capacity, and (b) reimburse any such person for all costs, legal and other expenses reasonably incurred by such person in connection with any claim or liability for which such person is adjudged liable to the extent permitted by law. Article VIII further provides that nothing contained therein will restrict the Company from indemnifying or reimbursing any such person in a proper case although not specifically provided for therein.

          Section 607.0850 of the Florida 1989 Business Corporation Act permits a corporation to indemnify any person serving as a director, officer, employee, or agent of such corporation or, at the request of such corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Person"), against liability to third parties or associated expense arising from his service in that capacity if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 607.0850 also permits a corporation to indemnify an Indemnified Person against liability in derivative actions if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, except that, unless court approval is obtained, no Indemnified Person may be indemnified in respect of a matter to which it is adjudged to be liable. Except in cases where the Indemnified Person has been successful on the merits or otherwise in the defense of the action, the determination that the applicable standard for indemnification has been met must be made by: (a) a majority vote of a quorum of disinterested directors; (b) a majority vote of a committee designated by the board of directors consisting of two or more disinterested directors; (c) independent legal counsel (i) selected by the board of directors prescribed in (a) above or the committee prescribed in
(b) above, or (ii) if a quorum of directors cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by a majority vote of the full board of directors; or (d) a majority vote of a quorum of disinterested shareholders, or, if no such quorum is obtainable, by a majority vote of disinterested shareholders. A corporation is authorized to make such further indemnification of Indemnified Persons as is authorized by law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, unless a judgment or other final adjudication establishes that his actions, or omission to act, were material to the cause of action so adjudicated and constitute: (a) a violation of criminal law unless the Indemnified Person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the Indemnified Person derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of
607.0834 (with respect to liability of directors for unlawful distributions) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of a corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. A corporation may procure insurance for Indemnified Persons against liability whether or not it would have the power to indemnify against such liability under Section 607.0850. Provision is also made for the advancement of expenses prior to final disposition, subject to repayment unless the Indemnified Person is ultimately determined to be entitled to indemnification. Provision is also made that unless the corporation's articles of incorporation provide otherwise, under certain circumstances, a court may order indemnification and advancement of expenses, notwithstanding the failure of a corporation to provide indemnification and despite any contrary determination of the board or of the shareholders in a particular case.

     The Florida 1989 Business Corporation Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the liability provisions of Section 607.0834 (with respect to liability of directors for unlawful distribution) are applicable; (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     The Company maintains a standard form of directors and officers' liability insurance policy which provides coverage to the directors and officers of the Company for certain liabilities.

               Item 7.  Exemption from Registration Claimed.

               Not Applicable.

               Item 8.   Exhibits.

          The following is a complete list of exhibits filed as a part of this Registration Statement:

          Exhibit No.              Document

               4.1            Cache, Inc. 1994
                              Stock Option and Performance Incentive Plan.

               5              Opinion of
                              Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                              Quentel, P.A. regarding the legality of
                              original issuance of shares of Common Stock being registered


               23.1           Consent of Arthur Andersen LLP

               23.2           Consent of
                              Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                              Quentel, P.A. (included in Exhibit 5)

               24             Powers of Attorney
                              (see pages II-1 and II-2 of this Registration Statement)

                         Item 9.   Undertakings.

                    A.   To Update Annually.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    B. Incorporation of Subsequent Exchange Act Documents by Reference.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Indemnification of Officers and Directors.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 REOFFER
PROSPECTUS
                                CACHE, INC.
                               1460 Broadway
                         New York, New York  10036
                       Telephone No. (212) 840-4242



                  Common Stock, par value $.01 per share
                              600,000 Shares



          This Prospectus relates to the subsequent resale or offer for sale in the NASDAQ National Market System, or otherwise, of shares of common stock, par value $.01 per share ("Common Stock"), of Cache, Inc., a Florida corporation (the "Company"), which may be acquired by certain persons who may be deemed affiliates of the Company pursuant to the purchase by them of shares of Common Stock upon the exercise of options and other awards granted to them under the Company's 1994 Stock Option and Performance Incentive Plan (the "1994 Plan"). In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). The Company will not receive any of the proceeds from the sale of the shares offered hereby. All expenses of registration incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder (as defined, herein) will be borne by such Registered Selling Stockholder.



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                THE COMMISSION PASSED UPON THE ACCURACY OR
                     ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY
                          IS A CRIMINAL OFFENSE.


          No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.


            The date of this Prospectus is December 18, 1995.

                           AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the public reference facilities located at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048, and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60651. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock of the Company is quoted on the NASDAQ National Market System. Reports, proxy statements, informational statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

          A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person (including any beneficial owner)to whom this Reoffer Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Victor J. Coster, Secretary, Cache, Inc., 1460 Broadway, New York, New York 10036.


                                THE COMPANY

          The Company owns and operates 151 women's apparel specialty stores (as of November 2 1995), all of which operate under the trade name "Cache". The Company specializes in the sale of high fashion women's apparel and accessories in the better to expensive price range focusing on social occasion dressing from informal get-togethers to formal black-tie affairs.

          The Company's stores currently operate in 33 states, as well as in Puerto Rico and the District of Columbia. Stores are concentrated in large metropolitan and suburban areas and are located in the finest shopping malls in the country. The typical store averages 2,000 square feet and sells better sportswear, evening wear and upscale accessories.

          The Company was incorporated in the state of Florida on April 25, 1975. The Company's principal executive offices are located at 1460
Broadway, New York, New York 10036 and its telephone number is (212) 840-4242.

                           PLAN OF DISTRIBUTION

          The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Registered
Stockholders. The Company understands that none of such shares will be offered through underwriters.

          Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through the NASDAQ National Market System, the over-the-counter market, negotiated transactions or otherwise, at the prices prevailing at the time of such sales, at prices relating to such prevailing market prices or at prices otherwise negotiated. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Registered Stockholders and any broker dealer through whom sales are made by the Selling Stockholders may be regarded as "underwriters" within the meaning of the Securities Act although the Registered Stockholders disclaim such status, and their compensation may be regarded as underwriters' compensation.

          The Company will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder will be borne by such Registered Stockholder.

On December 13, 1995, the closing sales price of the Common Stock, as reported in the NASDAQ National Market System, was $ 3.50.


                          REGISTERED STOCKHOLDERS

          This Reoffer Prospectus relates to shares of Common Stock which may be acquired by certain key employees (the "Registered Stockholders") of the Company, each of whom may be deemed to be "affiliates" of the Company, pursuant to the exercise of options and other awards granted to such persons under the 1994 Plan. The address of each Registered Stockholder is c/o Cache, Inc., 1460 Broadway, New York, New York 10036.

          The following table sets forth certain information with respect to the Registered Stockholders as of December 1 1995:



                           Number of    Number of                   Percentage
                           Shares       Shares to be   Number of    of Shares
                           Beneficially Acquired Under Shares Bene- Bene-
                           Owned as of  the 1994 Plan  ficially     ficially
Registered   Position with December     and Offered    Owned After  Owned After
Stockholder  the Company   1, 1995(1)   Hereby(2)      Offering     Offering (3)
-------------------------------------------------------------------------------

Roy C. Smith Executive      85,000      147,500        232,500      2.5%
             Vice
             President and
             Director

Thomas E.    Executive      41,500      125,000        166,500      1.8%
Reinckens    Vice
             President,
             Chief
             Financial
             Officer and
             Director

Mae Soo Hoo  Executive      41,731      153,750        195,481      2.1%
             Vice
             President -
             General
             Merchandise
             Manager and
             Director



(1) Includes shares of Common Stock underlying options and other awards granted to each Registered Stockholder under the 1994 Plan only to the extent that such options and other awards are exercisable as of, or within 60 days of, December 1, 1995.

(2) Represents all shares of Common Stock underlying options and other awards granted under the 1994 Plan to each Registered Stockholder, whether or not exercisable as of, or within 60 days of, December 1, 1995.

(3) Based on approximately 9,091,338 shares of Cache Common Stock outstanding as of December 1, 1995. Since the shares being reoffered hereby have been registered pursuant to Rule 415 under the Securities Act and not pursuant to an underwritten public offering, the number of registered shares to be sold pursuant hereto and the dates of such sale are not presently determinable.

          Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through brokers through the NASDAQ National Market System or otherwise, at the prices prevailing at the time of such sales. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Company will pay all expenses of preparing and reproducing this Reoffer Prospectus, but will not receive any of the proceeds from sales by any of the Registered Stockholders. On December 13, 1995, the closing sales price per share of the Common Stock as reported on the NASDAQ National Market System was $3.50.

                    DOCUMENTS INCORPORATED BY REFERENCE

          Incorporated herein by reference and made a part hereof are:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          2. The Company's Quarterly Reports on Form 10-Q for the quarter ended April 1, 1995, July 1, 1995 and September 30, 1995, and the Company's amendment to its Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 1995 on Form 10-Q/A, dated September 26, 1995, filed pursuant to
Section 13(a) or 15(d) of the Exchange Act.

          3. The Company's Current Report on Form 8-K dated September 13, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          4. The Company's Proxy Statement for its Annual Meeting of Shareholders held on June 13, 1995, filed pursuant to Section 14 of the Exchange Act.

          5.   The description of the Company's Common Stock contained in
Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 15, 1982 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All of such documents are on file with the Commission. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities to be offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

                                  EXPERTS

     The consolidated financial statements and financial statement schedules of the Company as of December 31, 1994 and January 1, 1994, and for each of the years in the three-year period ended December 31, 1994, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of Arthur Andersen LLP, independent certified accountants, incorporated by referenece herein, and upon the authority of said firm as experts in accounting and auditing.


                               LEGAL MATTERS

     Certain legal matters with respect to the Common Stock being offered hereby are being passed upon by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, special counsel for the Company.

                              INDEMNIFICATION

     Article VIII of the Company's Articles of Incorporation, as amended, provides that the Company shall, to the extent permitted by law, (a) indemnify and hold harmless each person serving as a director or officer of the Company or, at the request of the Company, as a director or officer of any other corporation, against any claim or liability arising from service in such capacity, and (b) reimburse any such person for all costs, legal and other expenses reasonably incurred by such person in connection with any claim or liability for which an such person is adjudged liable to the extent permitted by law. Article VIII further provides that nothing contained therein will restrict the Company from indemnifying or reimbursing any such person in a proper case although not specifically provided for therein.

     Section 607.0850 of the Florida 1989 Business Corporation Act permits a corporation to indemnify any person serving as a director, officer, employee, or agent of such corporation or, at the request of such corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Person"), against liability to third parties or associated expense arising from his service in that capacity if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also permits a corporation to indemnify an Indemnified Person against liability in derivative actions if he acted in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of such corporation, except that, unless court approval is obtained, no Indemnified Person may be indemnified in respect of a matter as to which he is adjudged to be liable. Except in cases where the Indemnified Person has been successful on the merits or otherwise in the defense of the action, the determination that the applicable standard for indemnification has been met must be made by: (a) a majority vote of a quorum of disinterested directors; (b) a majority vote of a committee designated by the board of directors consisting of two or more disinterested directors; (c) independent legal counsel (i) selected by the board of directors prescribed in
(a) above or the committee prescribed in (b) above, or (ii) if a quorum of directors cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by a majority vote of the full board of directors; or (d) a majority vote of a quorum of disinterested shareholders, or, if no such quorum is obtainable, by a majority vote of disinterested shareholders. A corporation is authorized to make such further indemnification of Indemnified Persons as is authorized by law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, unless a judgment or other final adjudication establishes that his actions, or omission to act, were material to the cause of action so adjudicated and constitute: (a) a violation of criminal law unless the Indemnified Person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the Indemnified Person derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of 607.0834 (with respect to liability of directors for unlawful distributions) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of a corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. A corporation may procure insurance for Indemnified Persons against liability whether or not it would have the power to indemnify against such liability under Section 607.0850. Provision is also made for the advancement of expenses prior to final disposition, subject to repayment unless the Indemnified Person is ultimately determined to be entitled to indemnification. Provision is also made that unless the corporation's articles of incorporation provide otherwise, under certain circumstances, a court may order indemnification and advancement of expenses, notwithstanding the failure of a corporation to provide indemnification and despite any contrary determination of the board or of the shareholders in a particular case.

     The Florida 1989 Business Corporation Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the liability provisions of Section 607.0834 (with respect to liability of directors for unlawful distribution) are applicable; (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     The Company maintains a standard form of directors and officers' liability insurance policy which provides coverage to the directors and officers of the Company for certain liabilities.

TABLE OF CONTENTS           Page                      CACHE, INC.

Available Information....   A-2

The Company..............   A-2

Plan of Distribution......  A-3
                                                 600,000 Shares
Registered Stockholders...  A-3

Documents Incorporated
by Reference.............   A-5                     ____________

Experts..................   A-5

Legal Matters............   A-6                     COMMON STOCK,
                                                    PAR VALUE
Indemnification..........   A-6                    $.01 PER SHARE


_________________________________
__                                                ____________


  Cache, Inc. has filed with  the
Securities      and      Exchange
Commission, Washington,  D.C.,  a                  PROSPECTUS
Registration Statement under  the
Securities  Act  of   1933   with
respect  to  this Offering.  This              December 18, 1995
Prospectus     omits      certain
information  contained   in   the
Registration   Statement.     The
information   omitted   may    be
obtained from the Securities  and
Exchange Commission upon  payment
of the regular charge therefor.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of December, 1995.


                              CACHE, INC.


                              By:  /s/ Andrew M. Saul
                                   Andrew M. Saul
                                   Chairman of the Board



                             POWER OF ATTORNEY


          The Registrant and each person whose signature appears below hereby appoint Andrew M. Saul and Thomas E. Reinckens, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on the 18th day of December, 1995.


Name and Signature            Title                    Date

/s/ Andrew M. Saul       Chairman of the Board         December 18,1995
Andrew M. Saul           (principal executive
                            officer)


/s/ Thomas E. Reinckens  Chief Financial Officer       December 18, 1995
Thomas E. Reinckens      and Director (principal
                         financial officer and
                         principal accounting officer)

Name and Signature            Title                    Date


/s/ Joseph E. Saul            Director                 December 18, 1995
Joseph E. Saul


/s/ Roy C. Smith              Director                 December 18, 1995
Roy C. Smith


/s/ Mark E. Goldberg          Director                 December 18, 1995
Mark E. Goldberg


/s/ Morton J. Schrader        Director                 December 18, 1995
Morton J. Schrader

/s/ Mae Soo Hoo               Director                 December 18, 1995
Mae Soo Hoo

                               EXHIBIT INDEX


 Exhibit                   Exhibit No.
   No.

   4.1      Cache, Inc. 1994 Stock Option and
            Performance Incentive Plan.
    5       Opinion of Greenberg, Traurig, Hoffman,
            Lipoff, Rosen & Quentel, P.A. regarding
            the legality of original issuance of
            shares of Common Stock being registered
   23.1     Consent of Arthur Andersen LLP
   23.2     Consent of Greenberg, Traurig, Hoffman,
            Lipoff, Rosen & Quentel, P.A. (included in
            Exhibit 5)
    24      Powers of Attorney (see pages II-1 and II-
            2 of this Registration Statement)

                        Exhibit  4.1


THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
    THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                      CACHE, INC. COMMON STOCK
                      Par Value $.01 Per Share

                            CACHE, INC.

                       1994 STOCK OPTION AND
                       PERFORMANCE INCENTIVE
                                PLAN


          This Information Statement relates to the issuance of shares of common stock, $.01 par value per share ("Common Stock"), of Cache, Inc., a Florida corporation (the "Company"), upon exercise of options and other awards granted or to be granted under the Cache, Inc. 1994 Stock Option and Performance Incentive Plan (the "1994 Plan"). The shares are or will be quoted on the NASDAQ National Market System, subject to official notice of issuance in the case of authorized but unissued shares.

          Common Stock so acquired by affiliates of the Company may only be reoffered or resold pursuant to a separate prospectus prepared for that purpose, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to the requirements of Rule 144 (except the holding period of paragraph (d)) promulgated thereunder. An affiliate of the Company is defined as a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
         BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
        THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
        OF THIS INFORMATION STATEMENT.  ANY REPRESENTATION
               TO THE CONTRARY IS A CRIMINAL OFFENSE

          No person has been authorized to give any information or to make any representations, other than as contained herein, or in the Registration Statement on Form S-8 (No. ___) filed with the Securities and Exchange Commission, and, if given or made, such information or representations must not be relied upon. The delivery of this Information Statement at any time does not imply that the information herein is correct as of any time subsequent to its date.

THIS INFORMATION STATEMENT SUMMARIZES THE MATERIAL PROVISIONS OF THE CACHE, INC. 1994 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN. THE SPECIFIC TERMS OF A PARTICIPANT'S PARTICULAR AWARD ARE CONTAINED IN HIS STOCK OPTION OR OTHER AWARD AGREEMENT AND ARE NOT NECESSARILY SUMMARIZED HEREIN; EACH PARTICIPANT SHOULD REVIEW HIS AGREEMENT FOR THE PERTINENT TERMS AND CONDITIONS OF HIS AWARD.

     Additional information about the 1994 Plan its administrators may be obtained from:
                            CACHE, INC.
                           1460 Broadway
                      New York, New York 10036
                    Telephone No. (212) 840-4242
    The date of this Information Statement is December 18, 1995.



                 Available Information about the Company

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements, and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20546, and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwester Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60651. Copies of such documents can also be obtained at prescribed rates from the public reference section of the Commission. The Company's Common Stock is quoted on the NASDAQ National Market System. Reports, proxy statements, information statements, and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

              Documents Incorporated by Reference

          The material features of the 1994 Plan are set forth below. The Company has incorporated by reference into the Registration Statement of which this Information Statement is a part certain documents which it is not delivering with this Information Statement. (See "Incorporation of Certain Documents by Reference".) The Company will provide to any person to whom this Information Statement has been delivered, upon written or oral request of such person, a copy of any and all of the information that either has been incorporated by reference in the registration statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates) or is otherwise required to be delivered pursuant to Rule 428(b) of the Securities Act of 1933, as amended
(the "Securities Act").  Requests for such documents should be directed to:

                          Cache, Inc.
                         1460 Broadway
                    New York, New York 10036
                    Attn: Victor J. Coster,
                           Secretary
                  Telephone No. (212) 840-4242

  Cache, Inc. 1994 Stock Option and Performance Incentive Plan


General Information

          The Company has filed with the Securities and Exchange Commission in Washington, D.C. a Registration Statement (No.________) on Form S-8 (the "Registration Statement") relating to the Common Stock offered pursuant to awards made under the 1994 Plan. For further information reference is made to the Registration Statement, including the exhibits filed as a part thereof or incorporated by reference therein. Statements contained in this Information Statement as to provisions of the 1994 Plan are not intended to be complete and reference is made to the provisions of the 1994 Plan on file and available for examination at the Securities and Exchange Commission and at the principal office of the Company, each such statement being qualified in all respects by such reference. A copy of the 1994 Plan will also be furnished upon oral or written request as set forth under the heading "Documents Incorporated by Reference."

          The 1994 Plan was adopted by the Board of Directors of the Company on December 16, 1994 and approved by the shareholders of the Company on June 13, 1995. It was intended to replace the Cache, Inc. 1993 Stock Option Plan originally adopted on May 4, 1993 and terminated on December 16, 1994.

          The 1994 Plan provides that the Committee (as defined below) may grant awards to employees in any of the following forms, subject to such terms, conditions and provisions as the Committee (as defined below) may determine to be necessary or desirable: (i) incentive stock options ("ISOs"), (ii) nonstatutory stock options ("NSOs"), (iii) stock appreciation rights ("SARs"), (iv) shares of Common Stock subject to certain restrictions ("Restricted Shares"), (v) units representing shares of Common Stock ("Performance Shares"), (vi) units which do not represent shares of Common Stock but which may be paid in Common Stock ("Performance Units"), (vii) shares of unrestricted Common Stock ("Unrestricted Shares") and (viii) tax offset payments ("Tax Offset Payments") (collectively, "Awards"). ISOs and NSOs are collectively referred to herein as "Options".

          The purpose of the 1994 Plan is to encourage and enable all employees of the Company to acquire a proprietary interest in the Company through the ownership of the Company's Common Stock, and other rights with respect to the Common Stock. Such ownership will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company. It is also expected that the 1994 Plan will encourage qualified persons to seek and accept employment with the Company.

          The maximum aggregate number of shares of Common Stock available for award under the Plan to employees of the Company and its subsidiaries is 600,000; provided, however, that no employee may receive awards of or relating to more than 300,000 shares of Common Stock in the aggregate in any fiscal year of the Company. Corresponding Tax Offset Payments (as defined below) also may be awarded at the discretion of the Committee (as defined below). The shares of Common Stock available under the 1994 Plan and all awards are subject to adjustment in certain circumstances as hereinafter described. Shares of Common Stock attributable to lapsed or forfeited awards may become available for subsequent awards under the 1994 Plan.

          As of December 18, 1995, Options exercisable for 173,750 shares of Common Stock were available for future grants under the 1994 Plan and Options exercisable for 426,250 shares of Common Stock had been granted none of which become exercisable until December 31, 1995 at the earliest. As of December 18, 1995, all outstanding Options expire at dates ranging from December 31, 2002 to October 13, 2005.

          The 1994 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974. The 1994 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").


Federal Income Tax Consequences

          The following summary of the principal federal income tax consequences to the Company and its employees of the grant of Awards is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences and the federal income tax consequences to any individual employee may be either more or less favorable than those described below depending on his or her particular circumstances.

     Incentive Stock Options

          The 1994 Plan provides for the grant of Options that qualify as "incentive options" under the rules of Section 422 of the Code. In general, neither the grant nor the exercise of an ISO granted under the 1994 Plan will result in taxable income to the employee or a deduction to the Company. However, the excess of the fair market value of the Common Stock acquired upon exercise of an ISO over the option price is included in the "alternative minimum taxable income" of the optionee for the year in which the ISO is exercised and may subject the optionee to increased taxes under the "alternative minimum tax." To receive incentive option treatment, generally, the optionee must not dispose (a "disqualifying disposition") of the Common Stock within two years after the Option is granted and must hold the Common Stock itself for at least one year after the transfer of such Common Stock to such optionee.

          If Common Stock acquired pursuant to the exercise of an ISO is disposed of in a disqualifying disposition, any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date the ISO is exercised or (b) the amount realized on such disqualifying disposition and (ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Common Stock on the date the ISO is exercised. Upon a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income included by the optionee in his income.

          Payment for Common Stock upon the exercise of an ISO may, at the discretion of the Committee (as defined below), be
made in whole or in part with other shares of Common Stock.   An
optionee that uses stock acquired pursuant to the exercise of any ISO to acquire other stock in connection with the exercise of an ISO will recognize gain (or loss) on the transfer of such other shares. Such gain may be treated as ordinary income if the other shares so used have not met the minimum statutory holding period necessary to receive incentive stock option treatment.

          Nonstatutory Stock Options

          Generally, an optionee will not recognize taxable income and the Company will not be allowed any deduction upon the grant of a NSO. Upon exercise of a NSO, an optionee generally will recognize ordinary income and the Company will be entitled to a corresponding tax deduction equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price.

     Stock Appreciation Rights, Performance Shares and
Performance Units

          There will be no federal income tax consequences to either the employee or the Company upon the grant of an SAR, Performance Share or Performance Unit. Generally, the employee will recognize ordinary income upon the receipt of payment pursuant to an SAR, Performance Share or Performance Unit in an amount equal to the fair market value of the Common Stock and the aggregate amount of cash received. The Company generally will be entitled to a corresponding tax deduction equal to the amount includible in the employee's income.

     Restricted Shares

          Generally, absent an election to be taxed currently under Section 83(b) of the Code (a "Section 83(b) Election"), there will be no federal income tax consequences to either the employee or the Company upon the grant of Restricted Shares. At the expiration of the restricted period and the satisfaction of any other restrictions applicable to the Restricted Shares, the employee will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the fair market value of the Common Stock at that time. If a Section 83(b) Election is made within 30 days after the date the Restricted Shares are received, the employee will recognize an amount of ordinary income at the time of the receipt of the Restricted Shares and the Company will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time.
If a Section 83(b) Election is made, no additional income will be recognized by the employee upon the lapse of restrictions on the shares, but, if the shares are subsequently forfeited, the employee may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

     Unrestricted Shares

          Generally, the employee will recognize ordinary income upon the receipt of Unrestricted Shares in an amount equal to the fair market value of the Common Stock when received. The Company generally will be entitled to a corresponding tax deduction equal to the amount includible in the employee's income.

     Tax Offset Payments

          Tax Offset Payments will constitute additional ordinary income to an employee when received by an employee or when used by the Company to satisfy its withholding obligations with respect to an employee. The Company will be entitled to a tax deduction equal to the amount of the Tax Offset Payment included in an employee's income.

     Persons Subject to Liability Under Section 16(b) of the
Exchange Act

          Special rules apply under the Code which may delay the timing and alter the amount of income recognized with respect to awards granted to persons subject to liability under the short-swing profits recapture rules of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such persons include directors, "officers" for purposes of Section 16 of the Exchange Act and holders of more than 10% of the outstanding Common Stock ("16(b) Insiders"). Generally, 16(b) Insiders are subject to such liability for the six-month period after the grant of stock-based awards. Unless a Section 83(b) Election is made, the computation and the recognition of income by a 16(b) Insider with respect to an award not otherwise subject to restrictions is deferred until he is no longer subject to suit under Section 16(b) of the Exchange Act.

     Limitations on the Company's Compensation Deduction

          Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation paid to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. To date, only proposed, and not final, Treasury Regulations have been issued with respect to Section 162(m) of the Code. Although the Company intends that Awards under the 1994 Plan will satisfy the requirements to be considered performance-based for purposes of Section 162(m) of the Code, there is no assurance such awards will satisfy such requirements, and, accordingly, the Company may be limited by Section 162(m) of the Code in the amount of deductions it would otherwise be entitled to take (as described in the foregoing summary) with respect to Awards under the 1994 Plan. In addition, because the grant of Unrestricted Shares and the payment of Tax Offset Payments will not be conditioned upon the achievement of performance goals, the deduction attributable to the grant of Unrestricted Shares and the payment of Tax Offset Payments may be limited under Section 162(m) of the Code.

     Tax Withholding

          The Committee (as defined below) may require payment, or withhold payments made by the 1994 Plan, in order to satisfy applicable withholding tax requirements.

Designation of Participants and Administration of the Plan

          The 1994 Plan is administered by a committee of two or more disinterested directors (the "Committee"). The determination of which members of the Board may serve on the Committee will be made in accordance with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee has the full power in its discretion to grant Awards under the 1994 Plan, to determine the terms thereof, to interpret the provisions of the 1994 Plan and to take such action as it deems necessary or advisable for the administration of the 1994 Plan. The Board of Directors has authorized its Compensation and Plan Administration Committee to function as the Committee. The Compensation and Plan Administration Committee currently consists of three Board members, Messrs. Andrew M. Saul, Mark E. Goldberg and Morton J. Schrader, appointed by the Board of Directors and who may be removed from their Committee positions by the Board. Each member of the Company's Board of Directors (including the Committee members) has been elected by the Company's stockholders for a term to expire at the next annual meeting of stockholders and until his respective successor shall have been duly elected and qualified. Directors may be removed from office with or without cause by the vote of holders holding a majority of the Company's shares entitled to vote at an election of directors. As of December 1, 1995, Messrs. Andrew and Joseph Saul and certain Saul family trusts owned an aggregate of approximately 60.90% of the outstanding shares of Common Stock. The address of each member of the Committee is c/o Cache, Inc., 1460 Broadway, New York, New York 10036.

          All employees of the Company and its subsidiaries are generally eligible to receive Awards under the 1994 Plan. However, no employee may receive awards of or relating to more than 300,000 shares of Common Stock in the aggregate in any fiscal year of the Company. Awards may be made to a director of the Company who is not also a member of the Committee, provided that the director is also an employee. Approximately 1,000 employees of the Company and its subsidiaries are eligible to participate in the 1994 Plan; however, the Committee currently expects to select as participants certain members of senior management (which currently consists of approximately 3 employees). Currently, 3 employees participate in the 1994 Plan. Participation in the 1994 Plan is at the discretion of the Committee and shall be based upon the employee's present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee deems relevant.

          The Committee has the power and authority (a) to grant ISOs and/or NSOs and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (b) to designate Options as ISOs or NSOs and to determine which Options, if any, shall be accompanied by Tandem SARs; (c) to grant Tandem and Nontandem SARs (each as defined below) and to determine the terms and conditions of such rights;
(d) to grant Restricted Shares and to determine the term of the restricted period and other conditions and restrictions applicable to such shares; (e) to grant Performance Shares and Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such shares or units; (f) to grant Unrestricted Shares; (g) to determine the amount of, and to make, Tax Offset Payments; and
(h) to determine the employees to whom, and the time or times at which, Options, SARs, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares shall be granted.

          In addition, the Committee has the sole discretion and authority to interpret the terms of the 1994 Plan, to adopt and revise the rules and policies and to administer the 1994 Plan and make any other factual determinations which it believes to be necessary or advisable for the administration of the 1994 Plan. All actions taken and interpretations and determinations made by the Committee in good faith are final and binding upon the Company, all employees who have received awards under the 1994 Plan and all other interested persons.

Grant of Options and SARs

          The Committee may award Options to employees. SARs may be awarded either in tandem with Options ("Tandem SARs") or on a stand-alone basis ("Nontandem SARs").

Option Price

          The 1994 Plan provides that the option price is determined by the Committee at the time of grant. The option price determined with respect to an Option shall also be applicable in connection with the exercise of any Tandem SAR granted with respect to such Option. At the time of grant of a Nontandem SAR, the Committee will specify the base price of the shares of Common Stock to be used for determining the amount of cash or number of shares of Common Stock to be distributed upon the exercise of such Nontandem SAR. Neither the option price per share of Common Stock nor the base price of Nontandem SARs will be less than 100% of the market price of the Common Stock on the date of such grant. The last sales price of the Common Stock, as reported on the NASDAQ National Market System on December 13,1995, was $3.50 per share.

Vesting

          The Committee will determine at the time of grant the terms under which Options and SARs shall vest and become exercisable.

Special Limitations on ISOs

          No ISO may be granted to an employee who owns, at the time of the grant, stock representing more than 10% of the total voting power of all classes of stock of the Company or its subsidiaries (a "10% Stockholder") unless the option price for the shares subject to such ISO is at least 110% of the market price on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, the total fair market value of shares subject to ISOs which are exercisable for the first time by an employee in a given calendar year shall not exceed $100,000, valued as of the date of the ISO's grant. ISOs may not be granted more than ten years after the date the 1994 Plan is approved by the Company's shareholders.


Exercise of Options and SARs

          An Option may be exercised in whole or in part in accordance with procedures to be established by the Committee.
Common Stock purchased upon the exercise of the Option shall be paid for at the time of purchase. Such payment shall be made in cash or, in the discretion of the Committee, (i) through delivery of shares of Common Stock already owned by the employee (valued at the market price on the date of exercise), (ii) by having the Company withhold from shares of Common Stock otherwise deliverable to the employee (valued at the market price on the date of exercise), (iii) by delivery of the employee's promissory note, or (iv) by a combination of any of the foregoing. If the exercise price is paid in whole or in part with an employee's promissory note, the note must provide for full recourse to the maker, be collateralized by the pledge of the shares of Common
Stock purchased upon exercise of the Option, and bear interest at a rate no less than the then applicable federal rate (within the meaning of Section 1274 of the Code) for debt instruments with a term equal to the term of the note.

          Tandem SARs are exercisable only to the extent that the related Option is exercisable and only for the period determined by the Committee. Upon exercise of all or a portion of Tandem SARs, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Similarly, upon exercise of all or a portion of an Option, the related Tandem SARs shall be canceled with respect to an equal number of shares of Common Stock. Nontandem SARs shall be exercisable for the period determined by the Committee.

Surrender or Exchange of SARs

          Upon surrender of a Tandem SAR and the related unexercised Option, the employee will be entitled to receive shares of Common Stock having an aggregate market price equal to
(i) the market price of the shares subject to the unexercised Option, less (ii) the aggregate option price specified in the Option. Upon surrender of a Nontandem SAR, the employee will be entitled to receive shares of Common Stock having an aggregate market price equal to (i) the market price of the shares covered by the Nontandem SAR, less (ii) the aggregate base price of such shares specified by the Committee. The Committee, at its discretion, shall cause all or any portion of the payment to be made in cash in lieu of Common Stock. Any fractional shares resulting from the exercise of an SAR will be paid in cash.

Nontransferability of Options and SARs

          Options and SARs may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), are not transferable except by will or applicable laws of descent and distribution; however, the Committee may authorize certain transfers to the extent allowable under applicable law.

Expiration of Options

          Options will expire at such time as the Committee determines; however, an ISO may not be exercised more than ten years from the date of grant, unless held by a 10% Stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

Effect of Termination of Employment, Disability, Death or Change in Control on Options and SARs

          If an employee ceases to be employed by the Company for any reason (other than death or Disability), such employee has the right to exercise any vested Options or SARs within three months after termination of employment or such longer period as the Committee shall determine. All Options and SARs that have been granted to an employee which have not vested as of the date of the employee's termination of employment (other than by death or Disability) shall terminate as of such date.

The Committee in its sole discretion may cause an Option or SAR to be forfeited upon an employee's termination of employment for any of the following reasons: (i) the employee's conviction or plea of guilty or nolo contendere to the commission of a felony, (ii) the employee's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company, (iii) any act of dishonesty resulting or intended to result in gain or personal enrichment at the Company's expense, or (iv) any breach of the employee's fiduciary duties to the Company as an employee or officer.

          In the event the employee's employment is terminated by his death, the designated beneficiary or the employee's personal representatives, heirs or legatees, as applicable, may exercise any Options or SARs (whether or not vested) within three years after the date of the employee's death; provided that any ISO shall no longer be treated as an ISO unless exercised within 3 months of the employee's death.

          In the event of the Disability (as defined in the 1994
Plan) of an employee, the employee may exercise any Options or SARs (whether or not vested) then held by him until the expiration date of such Options or SARs, provided that any ISO shall no longer be treated as an ISO unless exercised within 3 months of the date of such Disability (or within one year in the case of an employee who is "disabled" within the meaning of
Section 22(e)(3) of the Code).

          If so determined by the Committee at the time of grant, any Options or SARs may provide that they become immediately exercisable upon a "Change in Control'' (defined below) of the Company. The 1994 Plan defines a "Change in Control" as the occurrence of any of the following events: (i) if less than 25% of the outstanding Common Stock in the aggregate is beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Andrew
M. Saul and Joseph E. Saul, members of their immediate families and one or more trusts established for the benefit of such individuals or members, (ii) the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation or otherwise), (iii) any tender offer or exchange offer for shares of Common Stock in which all holders of Common Stock are entitled to participate and in connection with which the Sauls have agreed to sell such a number of shares of Common Stock as will result in the Sauls beneficially owning less than 25% of the Common Stock outstanding, or (iv) if twenty percent or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by management in the most recent proxy statement of the Company.

Restricted Shares

          Restricted Shares granted under the l994 Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Committee.
The Committee may also impose additional restrictions on an employee's right to dispose of or encumber Restricted Shares.

          Holders of Restricted Shares may not exercise the rights of a shareholder, such as the right to vote the shares or receive dividends and other distributions.

          Upon termination of an employee's employment, Restricted Shares granted to such employee shall be forfeited; however, in the event such employee's employment is terminated as a result of his death, Disability or a Change in Control of the Company, the Committee shall have the discretion to determine otherwise.

Performance Shares and Performance Units

          The Committee may award Performance Shares equivalent to one share of Common Stock and Performance Units which will have a specified value or formula-based value at the end of a performance period. The Committee shall determine performance periods and performance objectives in connection with each grant of Performance Shares or Performance Units.

          Vesting of awards of Performance Shares and Performance Units will occur upon achievement of the applicable objectives within the applicable performance period. The Committee may, at its discretion, permit vesting in the event performance objectives are partially met or grant additional vested Performance Shares or Performance Units in the event performance objectives are surpassed. Payment for vested Performance Shares and Performance Units may be in cash, Common Stock or any combination thereof, as determined by the Committee.

          No voting or dividend rights attach to the Performance
Shares; however, the Committee may credit an employee's
Performance Share account with additional shares equivalent to the fair market value of any dividends on an equivalent number of shares of Common Stock.

Unrestricted Shares

          Unrestricted Shares may also be granted at the discretion of the Committee. No payment shall be required for Unrestricted Shares.

Tax Offset Payments

          The Committee may make Tax Offset Payments to assist employees in paying income taxes incurred as a result of their participation in the 1994 Plan. The number of shares with respect to which Tax Offset Payments may be awarded will not exceed the number of shares available for issuance under the 1994 Plan. The amount of the Tax Offset Payments will be determined by multiplying a percentage (established by the Committee) times all or a portion of the taxable income recognized by an employee upon (i) the exercise of a NSO or SAR; (ii) the disposition of shares received upon exercise of an ISO; (iii) the lapse of restrictions on Restricted Shares; (iv) the award of Unrestricted Shares or (v) payments of Performance Shares or Performance Units.

Adjustment Upon Changes in Capitalization

          The number and class of shares available under the 1994 Plan may be adjusted by the Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company. At the time of grant of any Options, SARs, Restricted Shares or Performance Shares, the Committee may provide for such adjustments as the Committee shall deem appropriate to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company.

Amendment and Termination

          The Board of Directors may suspend, amend, modify or terminate the 1994 Plan; however, the Company's shareholders must approve any amendment that would (i) materially increase the aggregate number of shares issuable under the 1994 Plan, (ii) materially increase the benefits accruing to employees under the 1994 Plan, or (iii) materially modify the requirements for eligibility to participate in the 1994 Plan.


Restrictions on Shares Received Under the 1994 Plan

          Employees receiving Common Stock upon the exercise of Options granted under the 1994 Plan will be free to resell such shares publicly without restriction under the exemption from registration provided by Section 4(1) of the Securities Act of 1933, as amended (the "Securities Act"), except for employees who may be deemed to be "affiliates" of the Company, who will either have to sell Common Stock received under the 1994 Plan pursuant to an appropriate effective registration statement under the Securities Act or pursuant to an available exemption from
registration.   "Affiliate" is defined under the Securities Act
as a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. In general, persons with power to manage and direct the policies of the Company, certain relatives of any of the foregoing persons and trusts, estates, corporations or other organizations controlled by any of the foregoing persons may be deemed to be affiliates of the Company.

          With respect to an employee who may be deemed an affiliate, if at the time such person wishes to sell Common Stock received under the 1994 Plan there is not in effect a current registration statement filed for the purpose of registering shares to be reoffered by such affiliate or which covers as part of the shares to be registered such shares to be reoffered, such person would be obligated as a precondition to any proposed offer or sale either (i) to comply with Rule 144 promulgated under the Securities Act, which among other restrictions, limits the manner of sales and the amount of Common Stock which may be sold in any three-month period, or Rule 144A promulgated under the Securities Act; or (ii) to effect a "private placement" of such shares in accordance with the Securities Act. This Information Statement may not be utilized in connection with such reoffers by affiliates. In addition, directors and officers of the Company and beneficial owners of more than 10% of the Company's Common Stock acquiring Common Stock should note the applicable provisions of Section 16(a) and 16(b) of the Exchange Act. It is recommended that each officer and key employee who may be an affiliate consult counsel as to whether he or she would be subject to any of the foregoing restrictions or provisions on resale.


        Incorporation of Certain Documents by Reference

          As of any time, the following documents filed with the Commission are incorporated in this Prospectus by reference:

          (a) The then latest annual report on Form 10-K filed by the Company pursuant to Section 13 of the Exchange Act;

          (b)  All other reports filed by the Company pursuant to
     Section 13(a) or (c) of the Exchange Act since the end of the fiscal year covered by its annual report referred to in
     (a) above;

                 (c) The definitive proxy statement most recently filed by the Company pursuant to Section 14 of the Exchange
     Act in connection with an Annual Meeting of Stockholders, and any definitive proxy statements so filed in connection with any subsequent special meetings of stockholders and all other then current documents so filed by the Company; and

          (d) The then latest appendix or supplement to this Prospectus, if any, filed by the Company pursuant to Rule 424(c) under the Securities Act (unless the information contained in such appendix or supplement has been updated and included in the definitive proxy statement referred to in (c) above).

          All such documents shall be deemed to be incorporated in this Prospectus by reference from the date of the filing of such documents.

                        EXHIBIT  5


                        [Letterhead of Greenberg, Traurig]





                                      December 18, 1995
Cache, Inc.
1460 Broadway
New York, New York  10036

Dear Sirs:

          We have acted as special counsel to Cache, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1993, as amended (the "Securities Act"), relating to the offer and sale of an aggregate of up to 600,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company to certain key employees of the Company and its subsidiaries pursuant to the exercise of stock options and other awards (the "Options") granted to such persons under the Company's 1994 Stock Option and Performance and Incentive Plan (the "1994 Plan").

          In that connection, we have reviewed the Company's Articles of Incorporation as amended, its By-laws, copies of actions of the Board of Directors, and the shareholders relating to the adoption of the 1994 Plan, the 1994 Plan and an officers certificate (the "Officer's Certificate"), containing representations to us, executed by an officer of the Company.
We have made no independent investigation of any factual matters relevant to our opinion, and have relied solely on the representations as to such matters contained in the Officers Certificate. We have assumed, but have not independently verified, that the signature on the documents examined by us are genuine.

          Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Options, the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectuses which form a part thereof.
In giving such consent, we do not thereby admit that we are in the catagory of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                          Very truly yours,

                                          GREENBERG, TRAURIG, HOFFMAN,
                                          LIPOFF, ROSEN & QUENTEL, P.A.

                                          /s/ Kenneth C. Hoffman
                                          Kenneth C. Hoffman

                                                EXHIBIT 23.1

                           CONSENT OF PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 1995 included in Cache, Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this registration statement.

December 18, 1995



                                         Arthur Andersen LLP